Exhibit (i)(2)

CONSENT OF SHEARMAN & STERLING LLP

We hereby consent to the use of our opinion of counsel regarding the Fidelity Advisor New Insights Fund, and Fidelity Contrafund series of Fidelity Contrafund (the "Trust"), filed as part of this Post-Effective Amendment No. 62 to the Trust's Registration Statement on Form N-1A (File Nos. 002-25235 and 811-01400) and incorporated by reference to Exhibit (i) to Post-Effective Amendment No. 60 to the Registration Statement.

/s/Shearman & Sterling LLP

Shearman & Sterling LLP

Washington, DC

February 24, 2005